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                                                                   EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
Nos. 33-80993, 33-80995, 33-91506 and 33-93148 on Form S-8 and in Registration
Statements Nos. 333-03351 and 333-03766 on Form S-3 of Cox Communications, Inc. of our report dated February 7, 1997 (relating to the combined consolidated financial statements of Cox Communications PCS, L.P. and Cox California PCS, Inc., development stage enterprises) appearing in this Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 27, 1997